UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2017

LIBERTY EXPEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37938	81-1838757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.  Regulation FD Disclosure.

On June 13, 2017, Liberty Expedia Holdings, Inc. (“Liberty”) issued a press release (attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01) announcing the closing of the offer and sale of $400 million aggregate original principal amount of Liberty’s 1.0% Exchangeable Senior Debentures due 2047 (the “Debentures”).  The Debentures were offered and sold by Liberty to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The net proceeds from the offering of Debentures were used to pay down outstanding borrowings of $350 million under a margin loan facility entered into by Liberty’s wholly owned special purpose subsidiary. The margin loan facility has since been terminated, and shares of common stock (NASDAQ: “EXPE”) of Expedia, Inc. (“Expedia”) pledged as collateral to the margin loan facility have been released.

The Debentures were issued pursuant to an Indenture, dated as of June 13, 2017 (the “Indenture”), between Liberty and U.S. Bank National Association. Liberty is furnishing the following summary description of the Debentures for informational purposes.

Interest and Maturity

The Debentures mature on June 30, 2047 (the “Maturity Date”).  Interest on the Debentures will accrue from June 13, 2017 at an annual rate of 1.0% of the original principal amount of $1,000 per Debenture, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2017.

Exchangeable for Reference Shares, Cash or any Combination Thereof

Each $1,000 original principal amount of Debentures is initially exchangeable for 5.1566 shares of EXPE, which may change over time to include other publicly traded common equity securities that are listed on a U.S. national securities exchange that may be distributed on or in respect of the EXPE shares.  We refer to the shares that are attributable to the Debentures at any particular time as “Reference Shares,” and to the issuer of Reference Shares as a  “Reference Company.”

Each Debenture is exchangeable, at the option of the holder: (1) during any calendar quarter (and only during such quarter) after the calendar quarter ending December 31, 2017, if the product of (x) the closing price of the Reference Shares attributable to a Debenture for at least 20 days of a 30 trading day period ending on the last trading day of the quarter immediately preceding the exchange and (y) the number of such Reference Shares attributable to a Debenture exceeds 130% of the adjusted principal amount of the Debenture on the last day of such preceding quarter; (2) from and after December 31, 2017, during the five consecutive trading day period following any five consecutive trading day period in which the trading price per Debenture for each such day was less than 98% of the product of (x) the closing price of the Reference Shares attributable to a Debenture on such trading day and (y) the number of such Reference Shares attributable to such Debenture; (3) during a specified period following an event which constitutes a “fundamental change” with respect to a Significant Reference Company (as defined below); (4) with respect to Debentures called for redemption,  at any time during the period commencing on the date Liberty calls the Debentures for redemption through the close of business on the second scheduled trading day immediately preceding the redemption date; (5) if the board of directors of a Reference Company declares or makes payment to its stockholders that would result in payment by Liberty of an extraordinary distribution which would reduce the principal amount of the Debentures to $0.00 or if the adjusted principal amount of the Debentures is otherwise reduced to $0.00, at any time after the date of such declaration or date of such reduction, as the case may be, through the close of business on the second scheduled trading day immediately preceding the Maturity Date; and (6) on or after March 31, 2022, through the close of business on the second scheduled trading date immediately preceding July 5, 2022, and on or after March 31, 2047, through the close of business on the second scheduled trading day immediately preceding the Maturity Date.

A “Significant Reference Company” means a Reference Company (including Expedia) (i) whose Reference Shares comprise more than 50% of the exchange value of the Debentures and (ii) of which Liberty or any of its controlled affiliates is the direct or indirect ultimate “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of common equity representing more than 10% of the total voting power of such Reference Company, in each case immediately prior to the effective date of the fundamental change or make-whole fundamental change.

Upon exchange or purchase of a Debenture, holders of Debentures will be entitled to receive, at Liberty’s election, the Reference Shares attributable to such Debenture or cash or a combination of Reference Shares and cash having a value equal to such Reference Shares as determined pursuant to the Indenture.

Liberty is currently treated as an affiliate of Expedia for purposes of the Securities Act. For so  long as Liberty is treated as an affiliate of Expedia, any Reference Shares consisting of EXPE (or common stock of any other Reference Company of which Liberty is treated as an affiliate) delivered by Liberty upon an exchange or purchase of a Debenture will constitute “restricted securities” under the Securities Act and be subject to restrictions on transfer.  Liberty may only deliver Reference Shares that are “restricted securities” upon an exchange or purchase of the Debentures, if at that time there is an effective registration statement pursuant to which the recipients of such Reference Shares may sell those shares in a registered transaction under the Securities Act.  Otherwise, Liberty must settle an exchange or purchase of Debentures with cash.

Additional Distributions

Liberty will make an additional distribution on each Debenture, payable in cash, equal to (i) any regular cash dividends paid by Expedia (or any other Reference Company) in excess of the regular quarterly cash dividend of $0.28 currently paid by Expedia on the Reference Shares (an “Excess Regular Cash Dividend”) and (ii) the fair market value of any extraordinary dividends and distributions paid or made by Expedia (or any other Reference Company) on the Reference Shares consisting of cash, securities or other property (other than publicly traded common equity securities, which will generally become Reference Shares), except Liberty will not make an additional distribution to the extent that it would cause the adjusted principal amount of the Debentures to be reduced to an amount less than $0.00.

Adjusted Principal Amount

The original principal amount of the Debentures will be reduced by the amount of all additional distributions that Liberty makes to holders of the Debentures that are attributable to extraordinary distributions on or in respect of the Reference Shares. An extraordinary distribution is any dividend or distribution by a Reference Company on its Reference Shares that is not an Excess Regular Cash Dividend.

To the extent that the original principal amount of the debentures is reduced such that the fixed interest payment on the Debentures on an interest payment date exceeds 1.0% (on an annualized basis) of the adjusted principal amount of the Debentures as of the immediately preceding interest payment date, the adjusted principal amount will be further reduced by an amount equal to the excess of such fixed interest payment over the amount that is 1.0% (on an annualized basis) of the adjusted principal amount of the Debentures as of such immediately preceding interest payment date.

In no event will the adjusted principal amount of a Debenture be less than $0.00. However, if the adjusted principal amount is reduced to $0.00: (i) Liberty will no longer pay interest on the Debentures; (ii) Liberty will remain obligated to pay holders of the Debentures, as an additional distribution, cash in the amount of any Excess Regular Cash Dividends paid on any Reference Shares attributable to the Debentures; (iii) Liberty will no longer pay extraordinary distributions with respect to any Reference Shares attributable to the Debentures; and (iv) the Debentures will become exchangeable, at the option of the holder, through the close of business on the second scheduled trading day immediately preceding the Maturity Date.

Redemption at Liberty’s Option

Except as set forth below, the Debentures are not redeemable at Liberty’s option prior to July 5, 2022. Liberty may, at its option, redeem the Debentures, in whole or in part, on or after July 5, 2022, at any time, at a redemption price, in cash, equal to the adjusted principal amount of the debentures plus accrued but unpaid interest plus any final period distribution (the “Redemption Price”). If Liberty makes a partial redemption, Debentures in an aggregate original principal amount of at least $100 million must remain outstanding. A “final period distribution” will be payable by Liberty if, as of the redemption date (or other payment date), an Excess Regular Cash Dividend or extraordinary distribution has been declared on any of the Reference Shares attributable to a Debenture, the ex-dividend date for that dividend or distribution has occurred, and the holders of such Reference Shares have not yet received the dividend or distribution.

Liberty may also, at its option, redeem the Debentures prior to July 5, 2022, in whole but not in part, (i) following the initial public announcement of Liberty’s execution of an agreement, which, if consummated, would result in a change in control of Liberty, at the Redemption Price in cash, or (ii) after the adjusted principal amount of the Debentures has been reduced to $0.00, at a redemption price in cash equal to $1.00 per $1,000 original principal amount of the Debentures, plus any final period distribution that is attributable to an Excess Regular Cash Dividend that has been declared on the Reference Shares as of the redemption date but not yet paid. A “change in control” is defined as a share exchange, consolidation, business combination, merger or similar transaction involving Liberty as a result of which the holders of all classes of the common equity securities of Liberty immediately prior to such transaction own, directly or indirectly, less than 50% of all classes of the common equity securities of the continuing or surviving company or the parent thereof immediately after such transaction.  If Liberty elects to redeem the Debentures in connection with a change in control, the Debentures will become exchangeable at any time during the period commencing on the date Liberty calls the Debentures for redemption through the close of business on the second scheduled trading day immediately preceding the redemption date. If Liberty calls the Debentures for redemption prior to July 5, 2022, following the initial public announcement of its execution of an agreement, which, if consummated, would result in a change in control of Liberty, Liberty will, under certain circumstances, pay a make-whole premium by increasing the number of Reference Shares of each Significant Reference Company that are attributable to the Debentures for holders who thereafter elect to exchange their Debentures.

Purchase at the Option of the Holder

Holders may tender Debentures for purchase by Liberty on July 5, 2022, at a purchase price equal to the adjusted principal amount of the Debentures plus accrued and unpaid interest to the purchase date plus any final period distribution (the “Put Purchase Price”). Liberty may pay the Put Purchase Price, at its election, through delivery of Reference Shares or cash or a combination of Reference Shares and cash having a value equal to the Put Purchase Price.

Fundamental Change

If a fundamental change occurs with respect to a Significant Reference Company prior to July 5, 2022, holders of Debentures will have the right to require Liberty to repurchase all or a portion of their Debentures on the related fundamental change purchase date at a purchase price equal to the adjusted principal amount plus accrued and unpaid interest to the fundamental change repurchase date plus any final period distribution (the “Fundamental Change Purchase Price”). Liberty may pay the Fundamental Change Purchase Price, at its election, through delivery of Reference Shares or cash or a combination of Reference Shares and cash having a value equal to the Fundamental Change Purchase Price. Liberty will, under certain circumstances, pay a make-whole premium by increasing the number of Reference Shares that are deliverable upon exchange to holders who exchange their Debentures in connection with such fundamental change.

Certain Covenants

The Indenture contains covenants that are customary for exchangeable securities, including those with respect to payments of principal and additional distributions and compliance with Rule 144A.

This Current Report on Form 8-K and the press release regarding Liberty’s closing of the sale of the Debentures attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 13, 2017 regarding the closing of the sale of the Debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2017

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 13, 2017 regarding the closing of the sale of the Debentures